Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59417 and 333-59419) of Group 1 Software, Inc. of our report dated February 14, 2001 relating to the financial statements of TriSense Software, Ltd., which appears in the Current Report on Form 8-K/A of Group 1 Software, Inc. dated July 13, 2001 as Exhibit No. 23.1.

     /s/ Lurie Besikof Lapidus & Company, LLP

July 13, 2001